Exhibit 99.1

Reborn Coffee Appoints Jung Jae Lim to Assume Full Responsibilities as Chief Executive

Officer as Part of Natural Leadership Transition

Experienced Business Leader with a Strong Track Record of Operational and Strategic Execution Assumes Role of Chief Executive Officer Effective Immediately

BREA, Calif., June 08, 2026 (GLOBE NEWSWIRE) -- Reborn Coffee, Inc. (NASDAQ: REBN) (the “Company”), a leader in the specialty coffee market, today announced the appointment of Jung Jae Lim as Chief Executive Officer, effective immediately. As part of this leadership transition, Jay Kim has stepped down from his role as Co-Chief Executive Officer, effective June 4, 2026.

The Company’s Board of Directors appointed Jung Jae Lim, who had served as Co-Chief Executive Officer and Director of Reborn Coffee since March 2026, to assume full responsibilities as Chief Executive Officer as part of a natural leadership transition given the Company’s strategic direction and priorities. Mr. Lim is an experienced business leader with a strong track record of operational and strategic execution, and the Board expressed its full confidence in his ability to lead the Company forward. Mr. Lim has more than 20 years of leadership experience in logistics and supply chain management, with a background overseeing large-scale operations, multi-node distribution networks, and end-to-end supply chain execution across multiple sectors.

“On behalf of the Board of Directors, I would like to express our gratitude to Jay for his contributions to the Company and its founding vision, and express our full confidence in Mr. Lim’s ability to lead Reborn Coffee through its next chapter,” said Farooq M. Arjomand, Chairman of the Board. “This transition reflects a natural evolution of the Company’s leadership structure and the Board is aligned on its strategic direction and priorities ahead.”

The Board of Directors affirmed that this leadership transition will have no impact on the Company’s day-to-day operations, ongoing domestic and international expansion plans, franchise development initiatives, or financial reporting obligations.

About Reborn Coffee

Reborn Coffee, Inc. (NASDAQ: REBN) is focused on serving high quality, specialty-roasted coffee at retail locations, kiosks, and cafes. Reborn is an innovative company that strives for constant improvement in the coffee experience through exploration of new technology and premier service, guided by traditional brewing techniques. Reborn believes they differentiate themselves from other coffee roasters through innovative techniques, including sourcing, washing, roasting, and brewing their coffee beans with a balance of precision and craft. For more information, please visit www.reborncoffee.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our recent filings with the Securities and Exchange Commission (“SEC”) including our Form 10-Q for the first quarter of 2026, which can be found on the SEC’s website at www.sec.gov. Such risks, uncertainties, and other factors include, but are not limited to, the Company’s ability to continue as a going concern as indicated in an explanatory paragraph in the Company’s independent registered public accounting firm’s audit report as a result of recurring net losses, among other things, the Company’s ability to successfully open the additional locations described herein as planned or at all, the Company’s ability to expand its business both within and outside of California (including as it relates to increasing sales and growing Average Unit Volumes at our existing stores), the degree of customer loyalty to our stores and products, the impact of COVID-19 on consumer traffic and costs, the fluctuation of economic conditions, competition and inflation. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Investor Relations Contact:

Chris Tyson

Executive Vice President

MZ North America

REBN@mzgroup.us

949-491-8235

Company Contact:

Reborn Coffee, Inc.

ir@reborncoffee.com